Exhibit 4.5

AMENDMENT AND WAIVER

AMENDMENT AND WAIVER, dated as of May 29, 2013 (this “Agreement”), by and between BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”), CONSTELLATION BRANDS, INC. (the “Borrower”) and the Lenders party hereto.

RECITALS:

WHEREAS, reference is hereby made to the Second Amended and Restated Interim Loan Agreement, dated as of February 13, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and the Administrative Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, pursuant to Section 2.03 of the Credit Agreement, to request a borrowing of Loans on the Closing Date, the Borrower is required to notify the Administrative Agent of such request not later than 11:00 a.m. three Business Days prior to the Closing Date;

WHEREAS, pursuant to Section 9.02 of the Credit Agreement the Required Lenders may consent to a waiver or modification of such minimum notice requirement;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the Required Lenders hereby agree that, to request a borrowing of Loans on the Closing Date, the Borrower may deliver notice of such request not later than 9:00 a.m, New York City time, on the Closing Date.

THIS AMENDMENT AND WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Amendment and Waiver may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect.

[The remainder of this page left intentionally blank.]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

BANK OF AMERICA, N.A., as Administrative Agent and as a Lender

By:	/s/ Matt Holbrook
Name:	Matt Holbrook
Title:	Director

[Signature page to Amendment and Waiver]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Tony Yung
Name:	Tony Yung
Title:	Executive Director

[Signature page to Amendment and Waiver]

THE BANK OF TOKYO MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Harumi Kambara
Name:	Harumi Kambara
Title:	Authorized Signatory

[Signature page to Amendment and Waiver]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Bruce Yoder
Name:	Bruce Yoder
Title:	Senior Vice President

[Signature page to Amendment and Waiver]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jacquelyn Mammen
Name:	Jacquelyn Mammen
Title:	Vice President

[Signature page to Amendment and Waiver]

WF INVESTMENT HOLDINGS, LLC, as a Lender

By:	/s/ Scott Yarbrough
Name:	Scott Yarbrough
Title:	Managing Director

[Signature page to Amendment and Waiver]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Ritam Bhalla
Name:	Ritam Bhalla
Title:	Director

[Signature page to Amendment and Waiver]

COÖPERATIEVE CENTRALE RAIFFEISEN - BOERELEBANK, B.A. “RABOBANK NEDERLAND,” NEW YORK BRANCH, as a Lender

By:	/s/ Claire Laury
Name:	Claire Laury
Title:	Executive Director

COÖPERATIEVE CENTRALE RAIFFEISEN - BOERELEBANK, B.A. “RABOBANK NEDERLAND,” NEW YORK BRANCH, as a Lender

By:	/s/ Adriaan Westrate
Name:	Adriaan Westrate
Title:	Managing Director

[Signature page to Amendment and Waiver]

CONSTELLATION BRANDS, INC.

By:	/s/ David E. Klein
Name:	David E. Klein
Title:	Senior Vice President and Treasurer

[Signature page to Amendment and Waiver]